Business Valuations
Fairness Opinions
Solvency Opinions
Expert Testimony

SANLI PASTORE & HILL
Los Angeles Sacramento

October 1, 2007

File No: 18040

Mr. David Fox
Managing Partner
Grocery Liquidators of America, LLC
12906 Telegraph Road
Santa Fe Springs, CA 90670

Re: *Business Valuation of the Licensing Fee and the Intellectual Property associated with the Pico and Bellflower stores and the 100% Equity Value of the Van Nuys Store*

Dear Mr. Fox:

Per your request, SANLI PASTORE & HILL, INC. ("SP&H") has performed analyses and undertaken procedures to determine the fair value and fair market value of a 5% licensing fee (the "Licensing Fee") and the intellectual property (the "Intellectual Property") associated with the Buck-A-Roos Pico and Bellflower stores and the fair value and fair market value of a 100% equity interest in the Buck-A-Roos Van Nuys store (the "Van Nuys Store"). The Buck-A-Roos variety stores chain is owned by Grocery Liquidators of America, LLC ("GLA"). At the date of value, GLA was a California limited liability company with headquarters at 12906 Telegraph Road in Santa Fe Springs, California.

The Buck-A-Roos store chain (the "Company") was founded by Messrs. Greg Sherwin and Dave Fredette in 2002. Messrs. Sherwin and Fredette were also co owners of Grocery Liquidators Warehouse, Inc. ("GLW") which was the principal provider of goods and services to the Buck-A-Roos stores. In 2006, GLW experienced significant financial problems in their wholesale operations that spread to the retail operations of Buck-A-Roos by the end of the year leading Messrs. Sherwin and Fredette to make an assignment for the benefit of creditors to the CMA Business Credit Services, an industrial and general purpose auction and liquidation company located in Burbank, California. Grocery Liquidators of America, LLC was formed by Mr. Greg Perlman and Coldwater Finance, LLC (of which Mr. David Fox owns 50%) in December of 2006, in order to acquire the assets of Buck-A-Roos and GLW directly from the Credit Management Association. Messrs. Perlman and Fox intend to transfer the Intellectual Property and the Van Nuys Store into Deja Foods, Inc., a public entity registered with the SEC and currently under Chapter 11 bankruptcy protection. As part of this transaction, Deja Foods, Inc. will receive 5% of the Pico and Bellflower stores net sales as a licensing fee.

Sanli Pastore & Hill, Inc.
1990 South Bundy Drive, Suite 800
Los Angeles, California 90025
Telephone: 310/571-3400
Fax: 310/571-3420
www.sphvalue.com

PURPOSE OF ASSIGNMENT

The purpose of this valuation is to determine the fair value and fair market value of the Licensing Fee and the Intellectual Property and the fair value and fair market value of a 100% equity interest in the Van Nuys store.

FUNCTION OF ASSIGNMENT

The function of this valuation is to provide information to be used by the Bankruptcy Court in the matter of Deja Foods, Inc. and to assist GLA for financial reporting purposes with its intent to transfer the Licensing Fee and the Intellectual Property and the Van Nuys Store into Deja Foods, Inc. This valuation report is intended solely for the purpose and function indicated herein. In no way will SP&H's opinion(s) be construed as a fairness opinion of any potential future acquisition of the Company. This valuation report is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including, but not limited to the following: to obtain debt or equity financing; to determine values for marital or partnership dissolution; for litigation support; or for an outright sale of the Company.

Furthermore, it is understood that financial accounting and reporting for the valuation and impairment analysis includes consideration of the following accounting pronouncements and guidance:

- Statement of Financial Accounting Standards No. 142 ("SFAS 142"), *Goodwill and Other Intangible Assets*
- Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 141, *Business Combinations*;
- FASB Statement No. 2, *Accounting for Research and Development Costs*; and
- FASB Interpretation No. 4, *Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method.*
- SFAS 131, *Disclosures about Segments of an Enterprise and Related Information*
- SFAS 144, *Accounting for the Impairment or Disposal of Long-Lived Assets*
- SFAS 157, *Fair Value Measurements*

DATE OF VALUE

The date of value utilized herein is August 21, 2007.

INTELLECTUAL PROPERTY

The Intellectual Property consists of non-compete agreements, trade name, designs, layouts, general business instructions, forms, suppliers' names, operating manuals, employments guidelines,

marketing programs and strategies; and administrative procedures; associated with the Buck-A-Roos Pico and Bellflower store operations and all rights associated with the use of the abovementioned Intellectual Property.

DEFINITION OF INTANGIBLE ASSETS

Intangible assets are non-physical assets (such as franchises, trademarks, patents, copyrights, goodwill, equities, mineral rights, securities and contracts) that grant rights and privileges to, and have economic benefits for, the owner of the business.[1] More specifically, intangible assets must "contribute to the realization of the expected future cash flow."[2]

Some of the more common characteristics or attributes necessary for qualification as an intangible asset include the following:[3]

- It should be subject to specific identification and recognizable description.
- It should be subject to legal existence and protection.
- It should be subject to the right of private ownership, and the private ownership should be legally transferable.
- There should be some tangible evidence or manifestation of the existence of the intangible asset (e.g., a contract, a license, a registration document, a computer diskette, a listing of customers, a set of financial statements, etc.)
- It should have been created or have come into existence at an identifiable time or as the result of an identifiable event.
- It should be subject to being destroyed or to a termination of existence at an identifiable time or as the result of an identifiable event.

Also according to the book titled Valuing Intangible Assets,[4]

> It is possible for an intangible asset to have economic existence and not have the requisite attributes in order to have economic value. For an intangible asset to have quantifiable value from an economic analysis or appraisal perspective, it should possess certain attributes or characteristics in addition to those that indicate the legal existence of the intangible.
>
> First, in order for an intangible to have economic value, it should generate some measurable amount of economic benefit to its owner.

[1] Pratt, Shannon P., Reilly, Robert F. & Schweihs, Robert P. Copyright 2000. *Valuing a Business* – Fourth Edition. (New York: McGraw-Hill), p. 913.
[2] AICPA, pp. 85-86.
[3] Reilly, Robert F. & Schweihs, Robert P. Copyright 1999. *Valuing Intangible Assets*. (New York: McGraw-Hill), p. 5.
[4] *Ibid*, note 3.

Second, in order for an intangible asset to have economic value, it should potentially enhance the value of the other assets with which it is associated.

INTENDED USERS

This report is being submitted to the Bankruptcy Court for consideration in the Deja Foods, Inc. bankruptcy proceedings. Additionally, the valuation of the Licensing Fee, the Intellectual Property and the Van Nuys Store will be reported in the audited financial statements of Deja Foods, Inc.

The intended users are the parties to the Chapter 11 bankruptcy proceeding and all permitted parties to the audited financial statements.

SCOPE OF WORK

SP&H's valuation is referred to by the American Society of Appraisers ("ASA") as an *Appraisal*. The definition of *Appraisal* is provided by the ASA Business Valuation Standard I. This standard defines the objectives and qualities of an *Appraisal* as follows:

a. *The objective of an appraisal is to express an unambiguous opinion as to the value of the business, business ownership interest, or security, which is supported by all procedures that the appraiser deems to be relevant to the valuation.*

b. *An appraisal has the following qualities:*

(1) *It is expressed as a single dollar amount or a range.*
(2) *It considers all relevant information as of the appraisal date available to the appraiser at the time of performance of the valuation.*
(3) *The appraiser conducts appropriate procedures to collect and analyze all information expected to be relevant to the valuation.*
(4) *The valuation is based upon consideration of all conceptual approaches deemed to be relevant by the appraiser.*

STANDARD OF VALUE

In performing our valuation, we will use the following fair market value definition as defined by the Financial Accounting Standards Board ("FASB") in "Statement of Financial Accounting Standards No. 141":[5]

[5] Financial Accounting Standards Board. "Statement of Financial Accounting Standards No. 141." June 2001.

> *The amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.*

Fair Value is defined under the "Statement of Financial Accounting Standards No. 157" as:[6]

> *The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.*

Fair market value is defined by the American Society of Appraisers as:[7]

> *The price, expressed in terms of cash equivalents, at which property would change hands between a willing and able buyer and a hypothetical seller, acting at arm's length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.*

We also considered the definition of fair market value as defined under IRS regulations:[8]

> *The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of the relevant facts.*

PREMISE OF VALUE

It is essential to determine under which premise of value a business enterprise's valuation will be determined. The premises of value to be considered are:

1. Valuation under going-concern conditions: the business enterprise is valued in continued use, as a mass assemblage of income producing assets and well-managed, efficient employees, as a going-concern business enterprise.

   In addition, the American Society of Appraisers defines Going-Concern Value as:

   The value of an enterprise, or an interest therein, as a going concern. 2. Intangible elements of value in a business

[6] Financial Accounting Standards Board. "Statement of Financial Accounting Standards No. 157." September 2006.
[7] *"ASA Business Valuation Standards and Portions of Uniform Standards of Professional Appraisal Practice (USPAP)"* 2002.
[8] Internal Revenue Service. "Determining Fair Market Value." 2002. (www.irs.gov).

enterprise resulting from factors such as: having a trained work force; an operational plant; and the necessary licenses, systems and procedures in place.

2. Valuation as an assemblage of assets: the value in place as a mass assemblage of assets, but not in current use in the production of income, and not as a going-concern business enterprise.

3. Valuation as an orderly disposition: the value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of an orderly liquidation.

4. Valuation as a forced liquidation: the value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of a forced liquidation; this premise contemplates that the assets of the business enterprise will be sold individually and that they will experience less than normal exposure to the market. A Chapter 7, Bankruptcy Act liquidation is one example.

As of the date of value, Buck-A-Roos was an operating entity with management in place and was projected to achieve revenues and profits in the near future. Therefore, we valued the Licensing Fee, the Intellectual Property and the Van Nuys Store under the going-concern premise (number 1, above).

CONCLUSION

Based upon the results of our analyses and procedures, we concluded that, as of the date of value, August 21, 2007, the fair value and fair market value of the Licensing Fee, the Intellectual Property and the 100% equity interest in the Van Nuys Store were as follows:

Licensing Fee	$862,181
Brand/Trademark	
Without Tax Amortization Benefit	$457,487
With Tax Amortization Benefit	$521,513
100% Equity Interest in the Van Nuys Store	$1,411,055

In rendering our opinion, SP&H has relied upon and assumed the accuracy and completeness of all financial and other information that was available to us from both public and private sources, including all the financial information and other information provided to us by the GLA. We have further relied upon assurances from management of GLA that they are unaware of any facts that would make the information provided to SP&H incomplete or misleading. SP&H conducted interviews with the management regarding assumptions contained in their projections and the factors that may affect the accuracy of these projections, and also conducted thorough independent industry, economic and competitive research and analysis. Based on the above analyses and procedures, SP&H determined that management projections were reasonable and reliable. It should be noted, however, that there exists the possibility that the Buck-A-Roos stores' performance will differ from what is projected in Schedule 1 and 6 on pages 2 and 25 respectively. We make no representations about the ability of Buck-A-Roos to achieve these projections. Actual results may differ, and these differences could be material. We disclaim any liability resulting from information provided by management.

Our opinion is necessarily based on economic, market, financial, and other conditions, as they exist, and on the information made available to us, as of the date of value, August 21, 2007. We reserve the right to amend our opinion if additional information is made available.

The following report sets forth the data and analyses that we have used in arriving at our conclusion.

We performed our appraisal in conformity with the appraisal standards for development of a business appraisal per the Uniform Standards of Professional Appraisal Practice (USPAP) and the ASA Business Valuation Standards. This appraisal is subject to the enclosed "Appraisers Certification and Contingent and Limiting Conditions."

Respectfully submitted,

Sanli Pastore & Hill Inc

SANLI PASTORE & HILL, INC.
a California Corporation

TP/jb/pb

VALUATION ANALYSIS

Schedule 1 through 5 present our valuation analysis and supporting footnote for the valuation of the Licensing Fee and the Intellectual Property.

Schedule 6 through 9 present our valuation analysis and supporting footnotes for the valuation of the Van Nuys Store.

Schedule 1
Buck-A-Roos
Pico and Bellflower Stores
Projected Income Statements
For the period July 1, 2007 through June 30, 2008 (Year 1)

	Pico		Bellflower		Total	
	12 Months		12 Months		12 Months	
Net Sales [1]	$1,607,066	100.0%	$2,160,096	100.0%	$3,767,162	100.0%
Cost of Goods Sold	883,886	55.0%	1,188,053	55.0%	2,071,939	55.0%
Gross Profit [2]	$723,180	45.0%	$972,043	45.0%	$1,695,223	45.0%
Selling Expenses						
Card Service Fees	$16,071	1.0%	$21,601	1.0%	$37,672	1.0%
Marketing & Advertising	129,650	8.1%	129,650	6.0%	259,300	6.9%
Store Supplies	11,760	0.7%	12,000	0.6%	23,760	0.6%
	157,481	9.8%	163,251	7.6%	320,732	8.5%
General & Administrative						
Rent	$114,862	7.1%	$191,364	8.9%	$306,226	8.1%
Labor	160,860	10.0%	172,754	8.0%	333,614	8.9%
Licensing Fee (5% of Sales)	80,353	5.0%	108,005	5.0%	188,358	5.0%
Cleaning/Trash Services	10,200	0.6%	22,200	1.0%	32,400	0.9%
Utilities	18,120	1.1%	44,760	2.1%	62,880	1.7%
Repairs & Maintenance	2,100	0.1%	2,400	0.1%	4,500	0.1%
Security & Alarm	720	0.0%	720	0.0%	1,440	0.0%
Meals & Entertainment	1,200	0.1%	1,200	0.1%	2,400	0.1%
Outside Services	1,920	0.1%	2,400	0.1%	4,320	0.1%
Telephone	5,400	0.3%	5,400	0.2%	10,800	0.3%
License and Permit	1,680	0.1%	1,680	0.1%	3,360	0.1%
Depreciation	22,587	1.4%	11,342	0.5%	33,929	0.9%
	$420,002	26.1%	$564,225	26.1%	$984,227	26.1%
Total SG&A	577,483	35.9%	727,476	33.7%	1,304,959	34.6%
Pre-Tax Income	$145,697	9.1%	$244,567	11.3%	$390,264	10.4%
Income Taxes	58,279	3.6%	97,827	4.5%	156,106	4.1%
Net Profit After Tax	**$87,418**	5.4%	**$146,740**	6.8%	**$234,158**	6.2%
Square Footage	7,406		12,188			
Annual Sales per Squarefoot [1]	**$217**		**$177**			

Source: Buck-A-Roos Projected Income Statements for the period July 1, 2007 through June 30, 2008.

Endnotes to Schedule 1
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1:

Per management estimates, the Pico store was expected to generate \$217 per square foot during year 1 (July 1, 2007 through June 30, 2008), and the Bellflower store \$177 per square foot over the same period. These dollar per square foot amounts put the two stores in the upper quartile of the past several years performance of publicly-traded variety store chains (See Appendix A, page 44). As evidenced by the historical performance of 99 Cents Only Stores ("99 Cents"), California is a very strong market for variety stores. 99 Cents has the largest concentration of Californian stores of the seven companies listed in Appendix A. Its sales per square foot was \$307 in fiscal year ("FY") 2002 which declined to \$250 in FY 2006 as the Company expected its operations into Texas, Arizona and Nevada. Per the 10-k of 99 Cents for the Fiscal Year ended March 31, 2007, 99 Cents had 177 stores in California, 22 in Arizona, 11 in Nevada and 41 in Texas. During fiscal year 2006, the non-Texas stores opened for the full year generated \$4.8 million per store and \$289 per estimated saleable square foot whereas the 41 Texas stores open the full year generated only \$2.4 million per store and \$120 per estimated saleable square foot. Dollar Tree Stores operates 222 stores in California. Its sales per square foot were \$201 in FY 2002 and declined to \$150 as the Company built bigger stores offering more consumables/basic merchandise generally below the expected price range of the Buck-A-Roos stores.

In order to sustain the level of projected sales, Buck-A-Roos management implemented a state of the art point of sale technology. That technology enables the Company to determine which products yield more turn-over and profit margin, as well as keep track of customers' buying habits. The Company intends to sustain strong monthly sales by combining that technology with state of the art back office management. In addition to this, strong utilization of newspapers ads, television commercials and other marketing tools will help drive sales growth.

Per management, ideal demographics for variety stores are mid-thirties households with a median income of \$45,000, and areas that present an appropriate balance between ethnicity and income within the metropolitan area of Los Angeles. The Pico and Bellflower stores demographics correspond to this and the Company plans to develop new stores in similar areas.[1]

Note 2:

Unlike most discount store chains, including those listed in Appendix A, Buck-A-Roos stores purchased bulk lots of close-out inventory from manufacturers in the United States which was expected to provide a steady source of inventory and consistent gross profit margins. Typically,

[1] Per the demographic detail report for 17631-17651 Vanowen Street, Van Nuys, CA 91406 performed by Lee & Associates Commercial Real Estate Services and conversation with management.

discount store chains, including those listed in Appendix A, imported a major part of their goods from China and their gross profit margins were subject to variations based on international currency and transportation costs fluctuations. The Buck-A-Roos Stores were not subject to these cost risks and the sourcing of bulk lots of merchandise from manufacturers was expected to allow the Pico and Bellflower stores to generate gross profit margins at the higher range of margins generated by variety stores listed in Appendix A.

The projected pre-tax profit margin for the combined operations of the Pico and Bellflower stores was 10.4% (after taking into consideration the Licensing Fee paid to Deja Foods, Inc.). This is comparative to 99 Cents and Dollar Tree Stores margins in the 2002 to 2004 period when, (1) 99 Cents operations were focused predominantly in California and (2) Dollar Tree Stores' product mix and store size were more similar to the Pico and Bellflower stores (See Appendix B, page 45).

Schedule 2A
Buck-A-Roos
Pico and Bellflower Stores
Development of Equity Discount Rate [1]
Date of Value: August 21, 2007

			Sources:
A: Long-Term Risk-Free Rate (20-Yr Government Treasury Bonds)	5.05%		Federal Reserve Statistical Release Rate as of August 20, 2007
B: Unlevered Adjusted Beta (SIC Composite 5331)	0.66		Morningstar, Inc.'s Cost of Capital, June 2007, Quarterly Update
C: Long-horizon expected equity risk premium for large company stock			Morningstar Inc.'s Stocks, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)
Historical	7.10%		
Supply Side		6.30%	
D. Size Premium	9.68%		10b decile - Morningstar Inc.'s Stocks, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)
E. Company Specific Risk	3.00%		Per SP&H research and analysis
F. **After-Tax Equity Discount Rate (A + [B x C] + D + E)**	**22.42%**	**21.89%**	
Average After-Tax Equity Discount Rate	**22.2%**		

000112

Endnotes to Schedule 2A
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1:

To determine the fair value and fair market value of the assets of the Pico and Bellflower stores under the discounted cash flow method, an appropriate discount rate must be selected. The discount rate reflects the expected longevity and certainty of generating cash flows and takes numerous valuation characteristics into consideration.

The Company was classified under Standard Industrial Classification ("SIC") Code 5331 – *Variety Stores*. The U.S. Federal Office of Management and Budget assigns SIC Codes based upon a business' primary products and services offered. The *Standard Industrial Classification Manual* (1987) defines these SIC Codes as follows:

> *SIC 5331: Establishments primarily engaged in the retail sale of a variety of merchandise in the low and popular price ranges.*

The unlevered adjusted beta shown on Schedule 3A represents the weighted average beta of the 12 publicly traded companies analyzed by Morningstar, Inc. for the variety stores industry.

Schedule 2 presents the "build-up" method of developing an equity discount rate. Valuing a Business: The Analysis and Appraisal of Closely-Held Companies describes the components of a "build-up" as follows[2]:

1. *A "risk-free rate" (the amount that an investor feels certain of realizing over the holding period). This includes:*
   a. *A "rental rate" for foregoing the use of funds over the holding period.*
   b. *The expected rate of inflation over the holding period.*

2. *A premium for risk. This includes:*
   a. *Systematic risk (that risk that relates to movements in returns on the investment market in general).*
   b. *Unsystematic risk (that risk that is specific to the subject investment).*

A positive correlation exists between the risk inherent in an investment and the required return on that investment. Investors apply a risk premium to riskier investments, expecting a higher rate of return for these investments. Determining the size of the risk premium for a closely held

[2] Pratt, Shannon P., Robert F. Reilly & Robert P. Schweihs, Valuing a Business: The Analysis and Appraisal of Closely-Held Companies. Irwin Professional Publishing, 2000, p. 160.

company involves a subjective evaluation of the variables that can affect the firm's future financial success. According to Thomas J. Nevers, J.D./MBA,

> *These variables include, among others, the company's depth in management, barriers to competition, projected market growth and the company's market share, diversity of products and markets, and the company's financial strength.*[3]

Based on the above and our experience, increased risk may be attributed to several factors, including the following:

- lower levels of revenues, profits and assets, resulting in more susceptibility to economic or industry downturns;
- Customer concentration;
- less depth in management;
- lack of access to capital markets;
- less operating liquidity, financial resources, and access to trade credit;
- lack of audited financial statements and less financial reporting requirements; and
- lack of a diversified customer base.

Each of the above factors affects the risk premium that is appropriate to an individual business. As each business is unique, detailed analysis of all risk factors is required in order to ascertain the appropriate risk premium, if any. As illustrated in the following excerpts, a precise model does not exist for calculating this premium.

> *...there is no specific model or formula for quantifying [company-specific risk]. This ultimately is based on the analyst's experience and judgment*[4]

Gregory A. Gilbert, ASA, states:

> *The hardest part of the determination of a discount rate is to estimate the company-specific risk premium. Unfortunately, there are no objective data to help reach an appropriate company-specific risk premium (or alpha, in CAPM parlance). Experience is very valuable. Each company's situation must be evaluated separately, and all risk factors must be recognized and incorporated in to the company-specific premium. Just as the stock market determines a different beta for each publicly traded company, the appraiser must determine a different beta (or industry beta plus individual alpha) for each subject company.*[5]

---

[3] Nevers, Thomas, JD, MBA, "Capitalization Rates," *Business Valuation News*, June 1985, page 4.
[4] Pratt, Shannon P., Robert F. Reilly & Robert P. Schweihs, Valuing a Business: The Analysis and Appraisal of Closely-Held Companies. Irwin Professional Publishing, 1996, p. 178.
[5] Gregory A. Gilbert, CFA, *Discounted-Cash-Flow Approach to Valuation*, Valuation of Closely Held Companies and Inactively Traded Securities, December 1989, p. 26.

The following outlines the risk/reward profile for the Company and the Pico and Bellflower stores as of the date of value:

- The Pico store opened in October 2002 and was followed by the Bellflower store in November 2004. This indicated several years of operations for these Buck-A-Roos stores. [6] However, these stores had only operated under reorganized operations since early 2007.

- As of the date of value, the Company had a strong executive management team composed of experienced executives in business development, marketing, real estate, design, architecture and human resources.

- After significant financial problems of its major supplier (Grocery Liquidators Warehouse, Inc.), the Company was acquired by Grocery Liquidators of America, LLC in January 2007. Under the new management, the Pico and Bellflower stores monthly sales have been increasing at compounded growth rates of 26.4% and 33.1% respectively over the first six months of 2007.

- Buck-A-Roos' state of the art point of sale technology and back office management enabled the Company to focus on highly profitable products and track customers' buying habits to sustain projected sales and profit margins.

- As of the date of value, the Company had secured long term leases at the Pico and Van Nuys stores and was currently in negotiations for a long term lease with its Bellflower landlord. The Company was also planning on securing long term leases at future locations.

- After a strong revenue growth of 6.0% in 2006, the variety stores industry revenues were expected to grow slightly above long term inflation:[7]

Year	Revenue Growth
2007	3.8%
2008	3.2%
2009	3.2%
2010	3.6%
2011	3.6%

- Per management, ideal demographics for variety stores are mid-thirties households with a median income of $45,000, and areas that present an

[6] GLA does not have historical financial statements for the Pico and Bellflower stores under prior ownership, but only 2006 general ledgers which provide monthly sales for the two stores. However, for purposes of valuing the Intellectual Property, little, if any, weight or analysis should be attributed to historical financial performance prior to acquisition by current ownership as it has undertaken significant changes in operations (described herein) to adapt to the favorable variety stores industry conditions in California as well as favorable demographics in each of the two stores trade areas.

[7] Per Integra Industry Information report for Variety Stores as of August 2007.

appropriate balance between ethnicity and income within the metropolitan area of Los Angeles. The Pico and Bellflower stores demographics correspond to this and the Company plans to develop new stores in similar areas.[8] The trade area evidences strong demand for variety stores with 19 to 20 stores operating in each of the Pico and Bellflower stores' five mile trade radius.

- After strong economic growth in the late 1990s and early 2000, the U.S. economy slowed in late 2000 and entered into a recession in March 2001. As of the date of value, the recession had ended. In 2002 and the first half of 2003, the U.S. economy appeared to be in a state of recovery but growing slowly. In the second half of 2003 through 2004, the economy grew strongly, between 3% and 4% each quarter, indicating an expansion of the U.S. economy. U.S. economic growth slowed slightly from the second quarter of 2006 through the first quarter of 2007. The U.S. gross domestic product was expected to increase by 2.0% in 2007 and 3.1% in 2008. [9]

  The California economy suffered during the 2001 recession but recovered from 2002 through 2006. California's 2006 gross state product ("GSP") growth rate was 4.2%. As of the first quarter of 2007, California's GSP had grown 0.7% since 2006. The California GSP was expected to increase by 1.4% in 2007 and 2.4% in 2008. [10]

- Based on Buck-A-Roos' merchandise supply sourcing program (See Note 2 to Schedule 1), favorable demographics in the Pico and Bellflower stores' trade areas, and strong industry conditions in California, the Pico and Bellflower stores were expected to generate strong sustainable operating margins.

- In comparison to the publicly-traded variety store chains profiled in Appendix A and B, the Company's Pico and Bellflower stores were significantly smaller in terms of projected dollar sales and profits.

- The Intellectual Property and Van Nuys Store were going to operate within Deja Foods, Inc. which could give Buck-A-Roos exposure to the public stock market and help promote its name and operations albeit as a very small capitalization stock.

Overall, the Company's merchandise supply sourcing program, favorable demographics in the Pico and Bellflower stores trade areas, strong industry conditions in California, the Company's technological infrastructure and the Pico and Bellflower stores' expected strong sustainable operating profit margins and expected operations in a publicly held entity made an investment in the Pico and Bellflower stores fairly comparable to the expected return of a small capitalization stock. Our specific company risk selected below was incorporated into our discount rate to

---

[8] Per the demographic detail report for 17631-17651 Vanowen Street, Van Nuys, CA 91406 performed by Lee & Associates Commercial Real Estate Services and conversation with management.

[9] The Anderson School at UCLA. "The UCLA Anderson Forecast For the Nation And California, 4th Quarter 2006 – 4th Quarter 2008." December 2006.

[10] Ibid.

account for the Pico and Bellflower stores' smaller size relative to publicly-traded variety store chains in Appendix A and relatively recently reorganized operations under new ownership.

Based upon the above information and in consideration of the factors listed in the risk/reward profile above, we selected a 3.0% specific-company risk for the Pico and Bellflower stores.

The equity discount rate of 22.2% arrived at in Schedule 2A using the build-up method placed the Pico and Bellflower stores in the low to moderate risk profile of discount rates shown in Appendix C on page 46.

Schedule 2B
Buck-A-Roos
Pico and Bellflower Stores
Development of Rate of Return on Debt[1]
Date of Value: August 21, 2007

		Sources:
Bank Prime Rate:	8.25%	Federal Reserve Statistical Release Rate as of August 20, 2007
Corporate Bonds:		
Projected Weighted Average Interest Rate: Pico and Bellflower Stores (Prime + 2%)	10.25%	
After-Tax Rate of Return on Debt:[2] (Rate of Return on Debt x (1 - tax rate of 40%))	6.15%	

GUU118

Endnotes to Schedule 2B
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1

See Note 1 to Endnotes to Schedule 2A page 6.

Note 2

Our market research indicated that as of the date of value, the borrowing rate for potential purchasers of the Pico and Bellflower stores would most likely approximate prime rate plus 2%. Thus, the pre-tax rate of return on debt for purposes of calculating the WACC was 10.25% (8.25%+2%) and after-tax rate of return on debt was 6.15%.

Schedule 2C
Buck-A-Roos
Pico and Bellflower Stores
Development of Weighted Average Cost of Capital (WACC) [1]
Date of Value: August 21, 2007

	Rate	Weight *	WACC
After-Tax Equity Discount Rate:	22.2%	70%	15.5%
After-Tax Rate of Return on Debt	6.2%	30%	1.8%
After-Tax WACC :		100%	**17.4%**

*: Per market participants debt/equity weightings obtained from Integra Industry data, Risk Management Association and Morningstar Inc.

G00120

Endnotes to Schedule 2C
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1:

Under the Weighted Average Cost of Capital ("WACC"), returns on equity and debt are separately calculated. The returns on equity and debt are then weighted to calculate the WACC. In valuing assets under a fair value and fair market value premise, the appraiser must consider and use the likely weightings for respective debt and equity financing considering a range of potential purchasers.

Business Valuation Body of Knowledge describes the method as follows[11]:

> *Weighted average cost of capital is the blended costs of the company's capital structure components* [debt and equity], *each weighted by the market value of that component.*

Based upon SP&H's analysis in the Pico and Bellflower stores operations and industry data obtained from research *the Risk Management Association, Integra Industry Report and Morningstar,* we determined that the appropriate weighting in calculating WACC was 70% for return on equity and 30% for return on debt.

[11] Pratt, Shannon, Business Valuation Body of Knowledge. John Wiley & Sons, Inc., 1998, p. 94.

Schedule 3
Buck-A-Roos
Pico and Bellflower Stores
Discounted Cash Flow - Licensing Fee [1]
Date of Value: August 21, 2007

		Year 1 * (1)	Year 2 (2)	Year 3 (3)	Year 4 (4)	Year 5 (5)	Terminal Year
Net Sales (Schedule 1)		3,296,267	3,883,944	4,004,346	4,128,481	4,256,464	
Licensing Fee	5.0%	164,813	194,197	200,217	206,424	212,823	
Income Tax	40%	65,925	77,679	80,087	82,570	85,129	
Net Income		**$98,888**	**$116,518**	**$120,130**	**$123,854**	**$127,694**	
Discount Rate		17.4%	17.4%	17.4%	17.4%	17.4%	17.4%
Present Value (PV) Factor [2]		0.93	0.80	0.68	0.58	0.50	0.46
Terminal Value [3]							1,000,727
Present Value of Net Cash Flows		$92,202	$93,508	$82,152	$72,175	$63,410	458,733
Total Present Value of Licensing Fee		**$862,181**					

*: Accounts for 10.5 months only.

000122

Endnotes to Schedule 3
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1

An intangible asset should be subject to legal existence and protection. In addition, in order for an intangible asset to have an economic value, it should generate some measurable amount of economic benefit to its owner. The Licensing Fee represents 5% of the Net Sales generated by the Pico and Bellflower stores and is guaranteed by the non-compete agreement in place between Deja Foods, Inc. and GLA and David Fox.

To value the Licensing Fee, SP&H used the Discounted Cash Flow ("DCF") method. Based on SP&H research and analysis, the variety stores industry sales were projected to grow slightly above long term inflation. SP&H computed projected Net Income generated by the Licensing Fee utilizing projected net sales for Year 1 per Schedule 1. SP&H utilized the long term inflation growth rate of 3.1% for the projected year 2 to 5 net sales. [12] Discounting the projected Net Income generated by the Licensing Fee represents the indicated fair value of the Licensing Fee.

Note 2

The Pico and Bellflower stores realize income more or less evenly throughout the year. As a result, SP&H determined that the Mid Year Convention was an appropriate method of calculating the *Present Value Factors* over the projection period.

Using the Mid Year Convention, the *Present Value Factors* were calculated as follows:

$$\textit{Present Value Factors} = \frac{1}{(1+k)^{t-0.5}}$$

Where:

k	=	Discount Rate (Cost of Capital)
t	=	Year

Based on the application of the Mid Year Convention, the applicable *Present Value Factor* for Year 1 was calculated as follows:

$$\textit{Present Value Factor} = \frac{1}{(1+0.174)^{(5.25/12)}}$$

$$= 0.93$$

[12] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Note 3

The terminal value was calculated based on the Gordon Growth Model. [13]

Using net cash flow as the economic income measure, the formula for the Gordon Growth Model is as follows:

$$PV = \frac{NCF_0 (1+g)}{k - g}$$

where:

PV	=	*Present Value*
NCF_0	=	*Net cash flow for period 0, the period immediately preceding the effective valuation date (It is assumed that this has been normalized by whatever adjustments are appropriate, such as eliminating nonrecurring items and so on.)*
g	=	*Projected long-term growth rate (annually compounded, sustainable in perpetuity)*
k	=	*Present value discount rate (cost of capital applicable to definition of the economic income variable being capitalized)*

The Gordon Growth model version of the capitalized economic income method is often used to derive the terminal value in the discounted economic income method...

The above model assumes that net cash flows are realized at the end of the year. The Pico and Bellflower stores, however, realize their income more or less evenly throughout the year. A modification for the above Gordon Growth model, assuming that income is realized throughout the year, is presented below: [14]

$$PV = \frac{E_1 (1+k)^{0.5}}{k - g}$$

where:

PV	=	*Present Value*
E_1	=	*Expected economic income in the full period immediately following the effective valuation date*
k	=	*Present value discount rate (i.e. distribution, the cost of capital)*
g	=	*Expected long-term growth rate in E*

---

[13] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. Pages 260-261.

[14] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. p. 261.

In Year 5, the Net Income generated by the 5% Licensing Fee was projected to be $127,694. Net Income for the *Terminal Value* calculation (i.e., E_1 in the equation above) was calculated assuming a stable long term inflation growth rate of 3.1% per year.[15] The following presents our calculation of the *Terminal Value:*

First, we calculated the Net Income in the full period immediately following Year 5 (i.e., E_1).

$$E_1 \quad = \quad \$127{,}694 \times (1 + 0.031) \quad = \quad \$131{,}652$$

Second, we calculated the Terminal Value based on E_1.

$$Terminal\ Value \quad = \quad \frac{\$131{,}652 * (1+0.174)^{0.5}}{0.174 - 0.031} \quad = \quad \$1{,}000{,}727$$

[15] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Schedule 4
Back-A-Roos
Brand/Trandmarks: Pico and Bellflower Stores
Relief from Royalty Method [1]
Date of Value: August 21, 2007

		Year 1 * (1)	Year 2 (2)	Year 3 (3)	Year 4 (4)	Year 5 (5)	Terminal Year
Net Sales [2] (Schedule 1)		$3,296,267	$3,883,944	$4,004,346	$4,128,481	$4,256,464	
Pre-Tax Relief from Royalty [3]	3.0%	$98,888	$116,518	$120,130	$123,854	$127,694	
Income Tax Liability [4]	40%	$39,555	$46,607	$48,052	$49,542	$51,078	
After-Tax Royalty		$59,333	$69,911	$72,078	$74,313	$76,616	
Discount Rate [5]		19.4%	19.4%	19.4%	19.4%	19.4%	19.4%
Present Value (PV) Factor [6]		0.93	0.78	0.66	0.55	0.46	0.42
Terminal Value [7]							531,010
Present Value of Net Cash Flows		$54,914	$54,816	$47,352	$40,904	$35,335	224,166
Total Present Value of Trade Name Royalty Flows		$457,487					
Divide: Tax Life		15					
Annual Amortization		$30,499					
Add: Present Value of Tax Benefit from Amortization of Intangible Assets		$64,026					
Fair Market Value of Brand/Trademarks		$521,513					

*: Accounts for 10.5 months only.

Endnotes to Schedule 4
Buck-A-Roos
Pico and Bellflower Stores
Date of Value: August 21, 2007

Note 1:

To determine the fair value and fair market value of the Intellectual Property, SP&H used the Relief from Royalty method. This methodology is based on the concept of cost avoidance. A company that owns Intellectual Property avoids the cost of a periodic renting or licensing fee. By applying an appropriate royalty rate to the revenues, one can determine the annual royalty fee avoidance. Discounting the projected royalty fee to a present value represents the indicated fair value of the trade name/brand.

Note 2

Based on SP&H research and analysis, the variety stores industry sales were projected to grow slightly above long term inflation. SP&H utilized the long term inflation growth rate of 3.1% for the projected year 2 to 5. [16]

Note 3

Based on market research, the royalty rates for the consumer goods, retail and leisure industry were as a percent of net sales as shown in the following chart:[17]

Industry	Average	Median	Max	Min	Count
Chemicals	4.70%	4.30%	25.00%	0.10%	78
Internet (incl software)	11.80%	8.80%	50.00%	0.30%	88
Telecom (excl Media)	4.90%	4.50%	15.50%	0.40%	73
Consumer Goods, Retail & Leisure	5.50%	5.00%	28.00%	0.10%	18
Media & Entertainment	9.10%	5.00%	50.00%	2.00%	25
Food Processing	3.20%	2.80%	10.00%	0.30%	38
Medical/Health Products	6.10%	5.00%	77.00%	0.10%	376
Pharma & Biotech	7.00%	5.00%	50.00%	0.00%	458
Energy & Environment	5.00%	5.00%	20.00%	1.00%	107
Machines/Tools	5.20%	4.50%	25.00%	0.50%	90
Automotive	4.30%	3.50%	15.00%	0.50%	59
Electrical & Electronics	4.20%	4.00%	15.00%	0.50%	139
Semiconductors	4.30%	3.00%	30.00%	0.00%	75
Computers & Office Equip	5.30%	4.00%	25.00%	0.20%	73
Software	11.50%	6.80%	70.00%	0.00%	147
Industry Summary	6.40%	4.80%			1,924

[16] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

[17] "Valuing Your Intellectual Property for Strategic Alliances and Financing," NJSBDC Presentation by Russell Parr, IPRA, Inc., and David Weiler, AUS Consultants, Inc., December 8, 2004.

Overall, the Company's merchandise supply sourcing program, favorable demographics in the Pico and Bellflower stores trade areas, strong industry conditions in California, the Company's technological infrastructure and the Pico and Bellflower stores' expected strong sustainable operating profit margins made an investment in the Intellectual Property fairly comparable to the expected return of a small capitalization stock. We also took into account the Pico and Bellflower stores smaller size compared to the publicly-traded variety store chains in Appendix A and relatively recently reorganized operations under the new ownership and determined 3% to be an appropriate royalty rate to value the Intellectual Property.

Note 4

We utilized a combined federal and state income tax rate of 40%.

Note 5

To arrive at the appropriate discount rate, we applied a 2.0% premium to the WACC calculated in Schedule 2C on page 13 to account for the greater risk associated with the Intellectual Property compared to the overall discount rate on all the assets of the Pico and Bellflower stores.

Note 6

The Pico and Bellflower stores realize income more or less evenly throughout the year. As a result, SP&H determined that the Mid Year Convention was an appropriate method of calculating the *Present Value Factors* over the projection period.

Using the Mid Year Convention, the *Present Value Factors* were calculated as follows:

$$\textit{Present Value Factors} = \frac{1}{(1+k)^{t-0.5}}$$

Where:

k	=	Discount Rate (Cost of Capital)
t	=	Year

Based on the application of the Mid Year Convention, the applicable *Present Value Factor* for Year 1 was calculated as follows:

$$\textit{Present Value Factor} = \frac{1}{(1+0.194)^{(5.25/12)}}$$

$$= 0.93$$

Note 7

The terminal value was calculated based on the Gordon Growth Model. [18]

Using net cash flow as the economic income measure, the formula for the Gordon Growth Model is as follows:

$$PV = \frac{NCF_0 (1+g)}{k - g}$$

where:

PV	=	*Present Value*
NCF_0	=	*Net cash flow for period 0, the period immediately preceding the effective valuation date (It is assumed that this has been normalized by whatever adjustments are appropriate, such as eliminating nonrecurring items and so on.)*
g	=	*Projected long-term growth rate (annually compounded, sustainable in perpetuity)*
k	=	*Present value discount rate (cost of capital applicable to definition of the economic income variable being capitalized)*

The Gordon Growth model version of the capitalized economic income method is often used to derive the terminal value in the discounted economic income method...

The above model assumes that net cash flows are realized at the end of the year. The Pico and Bellflower stores, however, realize their income more or less evenly throughout the year. A modification for the above Gordon Growth model, assuming that income is realized throughout the year, is presented below: [19]

$$PV = \frac{E_1 (1+k)^{0.5}}{k - g}$$

where:

PV	=	*Present Value*
E_1	=	*Expected economic income in the full period immediately following the effective valuation date*
k	=	*Present value discount rate (i.e. distribution, the cost of capital)*
g	=	*Expected long-term growth rate in E*

[18] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. Pages 260-261.
[19] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. p. 261.

In Year 5, the Pico and Bellflower stores were projected to have an After-Tax Royalty of \$76,616. After-Tax Royalty for the *Terminal Value* calculation (i.e., E_1 in the equation above) was calculated assuming a stable long term inflation growth rate of 3.1% per year.[20] The following presents our calculation of the *Terminal Value:*

First, we calculated the After-Tax Royalty in the full period immediately following Year 5 (i.e., E_1).

$$E_1 \quad = \quad \$76,616 \times (1 + 0.031) \quad = \quad \$78,991$$

Second, we calculated the Terminal Value based on E_1.

$$\text{Terminal Value} \quad = \quad \frac{\$78,991 * (1+0.194)^{0.5}}{0.194 - 0.031} \quad = \quad \$531,010$$

[20] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Schedule 5
Pine and Bellflower Streets
Incremental Cash Flow - Tax Benefit from Amortization of Intangible Assets
Date of Value: August 21, 2007

		Year 1*	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)	(14)	(15)	(16)
Amortization of Intangibles		$26,687	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$30,499	$3,813
Tax Benefit of Amortization	40.0%	$10,675	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$12,200	$1,525
Discount Rate		19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%
Present Value Factor		0.93	0.78	0.66	0.55	0.46	0.39	0.32	0.27	0.23	0.19	0.16	0.13	0.11	0.09	0.08	0.07
Present Value of Tax Benefit		$9,893	$9,566	$8,011	$6,715	$5,620	$4,714	$3,950	$3,309	$2,771	$2,321	$1,943	$1,631	$1,366	$1,144	$959	$107
Fair Value of Tax Benefit		$64,076															

*: Accounts for 10.5 months only.

G00131

Schedule 6
Buck-A-Roos
Van Nuys Store
Projected Income Statement
For the period July 1, 2007 through June 30, 2008 (Year 1)
Date of Value: August 21, 2007

Net Sales[1]	$2,709,973	100.0%
Cost of Goods Sold	1,490,485	55.0%
Gross Profit[2]	$1,219,488	45.0%
Selling Expenses		
Card Service Fees	27,100	1.0%
Marketing & Advertising	120,000	4.4%
Store Supplies	12,000	0.4%
	159,100	5.9%
General & Administrative		
Rent	276,000	10.2%
Labor	172,754	6.4%
Cleaning/Trash Services	22,200	0.8%
Utilities	44,760	1.7%
Repairs & Maintenance	2,400	0.1%
Security & Alarm	720	0.0%
Meals & Entertainment	1,200	0.0%
Outside Services	2,400	0.1%
Telephone	5,400	0.2%
License and Permit	1,680	0.1%
Depreciation	24,661	0.9%
	$554,175	20.4%
Total SG&A	$713,275	26.3%
EBIT[2]	$506,213	18.7%
Income Tax	202,485	7.5%
Net Profit after Tax	$303,728	11.2%

Square Footage	15,000
Annual Sales per Squarefoot	**$181**

Source: Buck-A-Roos Projected Income Statements for the period July 1, 2007 through June 30, 2008.

Endnotes to Schedule 6
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1:

Per management estimates, the Van Nuys Store was expected to generate $181 per square foot during year 1 (July 1, 2007 through June 30, 2008). This dollar per square foot amount puts the store in the upper quartile of the past several years' performance of publicly-traded variety store chains (See Appendix A, page 44). As evidenced by the historical performance of 99 Cents Only Stores ("99 Cents"), California is a very strong market for variety stores. 99 Cents has the largest concentration of Californian stores of the seven companies listed in Appendix A. Its sales per square foot was $307 in fiscal year ("FY") 2002 which declined to $250 in FY 2006 as the Company expected its operations into Texas, Arizona and Nevada. Per the 10-k of 99 Cents for the Fiscal Year ended March 31, 2007, 99 Cents had 177 stores in California, 22 in Arizona, 11 in Nevada and 41 in Texas. During fiscal year 2006, the non-Texas stores opened for the full year generated $4.8 million per store and $289 per estimated saleable square foot whereas the 41 Texas stores open the full year generated only $2.4 million per store and $120 per estimated saleable square foot. Dollar Tree Stores operates 222 stores in California. Its sales per square foot were $201 in FY 2002 and declined to $150 as the Company built bigger stores offering more consumables/basic merchandise generally below the expected price range of the Buck-A-Roos stores.

In order to sustain the level of projected sales, Buck-A-Roos management implemented a state of the art point of sale technology. That technology enables the Company to determine which products yield more turn-over and profit margin, as well as keep track of customers' buying habits. The Company intends to sustain strong monthly sales by combining that technology with state of the art back office management. In addition to this, strong utilization of newspapers ads, television commercials and other marketing tools will help drive sales growth.

Per management, ideal demographics for variety stores are mid-thirties households with a median income of $45,000, and areas that present an appropriate balance between ethnicity and income within the metropolitan area of Los Angeles. The Van Nuys Store demographics correspond to this and the Company plans to develop new stores in similar areas.[21]

Note 2:

Unlike most discount store chains, including those listed in Appendix A, Buck-A-Roos stores purchased bulk lots of close-out inventory from manufacturers in the United States which was expected to provide a steady source of inventory and consistent gross profit margins. Typically,

[21] Per the demographic detail report for 17631-17651 Vanowen Street, Van Nuys, CA 91406 performed by Lee & Associates Commercial Real Estate Services and conversation with management.

discount store chains, including those listed in Appendix A, imported a major part of their goods from China and their gross profit margins were subject to variations based on international currency and transportation costs fluctuations. The Buck-A-Roos Stores were not subject to these cost risks and the sourcing of bulk lots of merchandise from manufacturers was expected to allow the Van Nuys Store to generate gross profit margins at the higher range of margins generated by variety stores listed in Appendix A.

The larger sales at the Van Nuys Store, compared to the Pico and Bellflower stores, combined with high gross profit margins was expected to result in a strong sustainable profit margin exceeding typical variety stores.

Schedule 7A
Buck-A-Roos
Van Nuys Store
Development of Equity Discount Rate [1]
Date of Value: August 21, 2007

			Sources:
A: Long-Term Risk-Free Rate (20-Yr Government Treasury Bonds)	5.05%		Federal Reserve Statistical Release Rate as of August 20, 2007
B: Unlevered Adjusted Beta (SIC Composite 5331)	0.66		Morningstar, Inc.'s Cost of Capital, June 2007, Quarterly Update
C: Long-horizon expected equity risk premium for large company stock			Morningstar Inc.'s Stocks, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)
Historical	7.10%		
Supply Side		6.30%	
D. Size Premium	9.68%		10th decile - Morningstar Inc.'s Stocks, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)
E. Company Specific Risk	11.00%		Per SP&H research and analysis
F. After-Tax Equity Discount Rate (A + [B x C] + D + E)	**30.42%**	**29.89%**	
Average After-Tax Equity Discount Rate	30.15%		
(Round)	**30.00%**		

000135

Endnotes to Schedule 7A
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1:

To determine the fair value and fair market value of the equity of the Van Nuys Store under the discounted cash flow method, an appropriate discount rate must be selected. The discount rate reflects the expected longevity and certainty of generating cash flows and takes numerous valuation characteristics into consideration.

The Company was classified under Standard Industrial Classification ("SIC") Code 5331 – *Variety Stores*. The U.S. Federal Office of Management and Budget assigns SIC Codes based upon a business' primary products and services offered. The *Standard Industrial Classification Manual* (1987) defines these SIC Codes as follows:

> *SIC 5331: Establishments primarily engaged in the retail sale of a variety of merchandise in the low and popular price ranges.*

The unlevered adjusted beta shown on Schedule 11A represents the weighted average beta of the 12 publicly traded companies analyzed by Morningstar, Inc. for the variety stores industry.

Schedule 2 presents the "build-up" method of developing an equity discount rate. Valuing a Business: The Analysis and Appraisal of Closely-Held Companies describes the components of a "build-up" as follows[22]:

3. *A "risk-free rate" (the amount that an investor feels certain of realizing over the holding period). This includes:*
   a. *A "rental rate" for foregoing the use of funds over the holding period.*
   b. *The expected rate of inflation over the holding period.*

4. *A premium for risk. This includes:*
   a. *Systematic risk (that risk that relates to movements in returns on the investment market in general).*
   b. *Unsystematic risk (that risk that is specific to the subject investment).*

A positive correlation exists between the risk inherent in an investment and the required return on that investment. Investors apply a risk premium to riskier investments, expecting a higher rate of return for these investments. Determining the size of the risk premium for a closely held

[22] Pratt, Shannon P., Robert F. Reilly & Robert P. Schweihs, Valuing a Business: The Analysis and Appraisal of Closely-Held Companies. Irwin Professional Publishing, 2000, p. 160.

company involves a subjective evaluation of the variables that can affect the firm's future financial success. According to Thomas J. Nevers, J.D./MBA,

> *These variables include, among others, the company's depth in management, barriers to competition, projected market growth and the company's market share, diversity of products and markets, and the company's financial strength.*[23]

Based on the above and our experience, increased risk may be attributed to several factors, including the following:

- lower levels of revenues, profits and assets, resulting in more susceptibility to economic or industry downturns;
- Customer concentration;
- less depth in management;
- lack of access to capital markets;
- less operating liquidity, financial resources, and access to trade credit;
- lack of audited financial statements and less financial reporting requirements; and
- lack of a diversified customer base.

Each of the above factors affects the risk premium that is appropriate to an individual business. As each business is unique, detailed analysis of all risk factors is required in order to ascertain the appropriate risk premium, if any. As illustrated in the following excerpts, a precise model does not exist for calculating this premium.

> *...there is no specific model or formula for quantifying [company-specific risk]. This ultimately is based on the analyst's experience and judgment*[24]

Gregory A. Gilbert, ASA, states:

> *The hardest part of the determination of a discount rate is to estimate the company-specific risk premium. Unfortunately, there are no objective data to help reach an appropriate company-specific risk premium (or alpha, in CAPM parlance). Experience is very valuable. Each company's situation must be evaluated separately, and all risk factors must be recognized and incorporated in to the company-specific premium. Just as the stock market determines a different beta for each publicly traded company, the appraiser must determine a different beta (or industry beta plus individual alpha) for each subject company.*[25]

[23] Nevers, Thomas, JD, MBA, "Capitalization Rates," *Business Valuation News*, June 1985, page 4.
[24] Pratt, Shannon P., Robert F. Reilly & Robert P. Schweihs, Valuing a Business: The Analysis and Appraisal of Closely-Held Companies. Irwin Professional Publishing, 1996, p. 178.
[25] Gregory A. Gilbert, CFA, *Discounted-Cash-Flow Approach to Valuation*, Valuation of Closely Held Companies and Inactively Traded Securities, December 1989, p. 26.

The following outlines the risk/reward profile for the Company and the Van Nuys Store as of the date of value:

- As of the date of value, the Van Nuys store was still under preparation and was scheduled to open in October 2007. However, the facility in which the Van Nuys Store was going to operate had been used for several years as a retail/variety store.

- As of the date of value, the Company had a strong executive management team composed of experienced executives in business development, marketing, real estate, design, architecture and human resources.

- The Van Nuys store was expected to generate higher than average operating margins. The business model of Buck-A-Roos based on buying liquidated products as opposed to importing products from China allowed for higher profit margins and less exposure to international currency and transportation costs fluctuations.

- Buck-A-Roos' state of the art point of sale technology and back office management enables the Company to focus on highly profitable products and track customers' buying habits to sustain projected sales and profit margins.

- As of the date of value, the Company had secured a long term lease at the Van Nuys Store.

- After a strong revenue growth of 6.0% in 2006, the variety stores industry revenues were expected to grow slightly above long term inflation:[26]

Year	Revenue Growth
2007	3.8%
2008	3.2%
2009	3.2%
2010	3.6%
2011	3.6%

- Per management, ideal demographics for variety stores are mid-thirties households with a median income of $45,000, and areas that present an appropriate balance between ethnicity and income within the metropolitan area of Los Angeles. The Van Nuys Store demographics correspond to this and the Company plans to develop new stores in similar areas.[27] The trade area evidences strong demand for variety stores with 20 stores operating in a five mile trade radius of the Van Nuys Store.

[26] Per Integra Industry Information report for Variety Stores as of August 2007.

[27] Per the demographic detail report for 17631-17651 Vanowen Street, Van Nuys, CA 91406 performed by Lee & Associates Commercial Real Estate Services and conversation with management.

- After strong economic growth in the late 1990s and early 2000, the U.S. economy slowed in late 2000 and entered into a recession in March 2001. As of the date of value, the recession had ended. In 2002 and the first half of 2003, the U.S. economy appeared to be in a state of recovery but growing slowly. In the second half of 2003 through 2004, the economy grew strongly, between 3% and 4% each quarter, indicating an expansion of the U.S. economy. U.S. economic growth slowed slightly from the second quarter of 2006 through the first quarter of 2007. The U.S. gross domestic product was expected to increase by 2.0% in 2007 and 3.1% in 2008. [28]

  The California economy suffered during the 2001 recession but recovered from 2002 through 2006. California's 2006 gross state product ("GSP") growth rate was 4.2%. As of the first quarter of 2007, California's GSP had grown 0.7% since 2006. The California GSP was expected to increase by 1.4% in 2007 and 2.4% in 2008. [29]

- Based on Buck-A-Roos' merchandise supply sourcing program (See Note 2 to Schedule 1), favorable demographics in the Van Nuys Store's trade area, and strong industry conditions in California, the Van Nuys Store was expected to generate strong sustainable operating margins.

- In comparison to the market participants in the variety stores industry, the Van Nuys Store's projected sales were $2.7 million for Year 1 and it was privately held as of the date of value.

- The Intellectual Property and Van Nuys Store were going to operate within Deja Foods, Inc. which could give Buck-A-Roos exposure to the public stock market and help promote its name and operations albeit as a very small capitalization stock.

Overall, the Company's merchandise supply sourcing program, favorable demographics in the Van Nuys Store trade area, strong industry conditions in California, the Company's technological infrastructure and the Van Nuys Store's expected strong sustainable operating profit margins and expected operations in a publicly held entity made an investment in the Van Nuys Store fairly comparable to the expected return of a small capitalization stock. Our specific company risk selected below was incorporated into our discount rate to account for the Van Nuys Store's smaller size relative to publicly-traded variety store chains in Appendix A and the fact that it was still a start-up store expected to commence operations in October 2007.

Based upon the above information and in consideration of the factors listed in the risk/reward profile above, we selected an 11.0% specific-company risk for the Van Nuys Store.

---

[28] The Anderson School at UCLA. "The UCLA Anderson Forecast For the Nation And California, 4th Quarter 2006 – 4th Quarter 2008." December 2006.

[29] The Anderson School at UCLA. "The UCLA Anderson Forecast For the Nation And California, 4th Quarter 2006 – 4th Quarter 2008." December 2006.

The equity discount rate of 30% arrived at in Schedule 11A using the build-up method placed the Van Nuys Store in the to moderate to high risk profile of discount rates shown in Appendix C on page 46.

Schedule 7B
Buck-A-Roos
Van Nuys Store
Development of Rate of Return on Debt [1]
Date of Value: August 21, 2007

		Sources:
Bank Prime Rate:	8.25%	Federal Reserve Statistical Release Rate as of August 20, 2007
Corporate Bonds:		
Projected Weighted Average Interest Rate: Van Nuys Store (Prime + 2%)	10.25%	
After-Tax Rate of Return on Debt: [2] (Rate of Return on Debt x (1 - tax rate of 40%))	6.15%	

000141

Endnotes to Schedule 7B
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1

See Note 1 to Endnotes to Schedule 7A page 29.

Note 2

Our market research indicated that as of the date of value, the borrowing rate for potential purchasers of the Van Nuys Store would most likely approximate prime rate plus 2%. Thus, the pre-tax rate of return on debt for purposes of calculating the WACC was 10.25% (8.25%+2%) and after-tax rate of return on debt was 6.15%.

Schedule 7C
Buck-A-Roos
Van Nuys Store
Development of Weighted Average Cost of Capital (WACC) [1]
Date of Value: August 21, 2007

	Rate	Weight *	WACC
After-Tax Equity Discount Rate:	30.0%	70%	21.0%
After-Tax Rate of Return on Debt	6.2%	30%	1.8%
After-Tax WACC :		100%	**22.8%**

*: Per market participants debt/equity weightings obtained from Integra Industry data, Risk Management Association and Morningstar Inc.

C4T00[illegible]

Endnotes to Schedule 7C
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1:

Under the Weighted Average Cost of Capital ("WACC"), returns on equity and debt are separately calculated. The returns on equity and debt are then weighted to calculate the WACC. In valuing assets under a fair value and fair market value premise, the appraiser must consider and use the likely weightings for respective debt and equity financing considering a range of potential purchasers.

Business Valuation Body of Knowledge describes the method as follows[30]:

> *Weighted average cost of capital is the blended costs of the company's capital structure components* [debt and equity], *each weighted by the market value of that component.*

Based upon SP&H's analysis and industry data obtained from research *the Risk Management Association, Integra Industry Report and Morningstar,* we determined that the appropriate weighting in calculating WACC was 70% for return on equity and 30% for return on debt.

[30] Pratt, Shannon, Business Valuation Body of Knowledge. John Wiley & Sons, Inc., 1998, p. 94.

Schedule 8
Buck-A-Roos
Van Nuys Store
Discounted Cash Flow
Date of Value: August 21, 2007

	Year 1 * (1)	Year 2 (2)	Year 3 (3)	Year 4 (4)	Year 5 (5)	Terminal Year
Net Cash Flow after Tax [1] (Schedule 10)	$265,762	$313,143	$322,851	$332,859	$343,178	
Discount Rate	22.8%	22.8%	22.8%	22.8%	22.8%	22.8%
Present Value (PV) Factor [2]	0.91	0.75	0.61	0.50	0.41	0.37
Terminal Value [3]						1,986,091
Present Value of Net Cash Flows	$242,884	$235,981	$198,051	$166,218	$139,502	728,419
Total Present Value of Assets	$1,711,055					
Less: Interest-Bearing Debt [4]	(300,000)					
Fair Market Value of Equity	$1,411,055					

*: Accounts for 10.5 months only.

Endnotes to Schedule 8
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1

The DCF valuation method typically uses "net cash flow" as the economic income that is discounted to present value. Valuing Small Businesses & Professional Practices states:

> *There are two reasons why net cash flow is the preferred measure of economic income in the application of the income approach: (1) It is conceptually preferable, and (2) It is easier to develop an empirically defensible discount rate for net cash flow.*

Dr. Shannon Pratt describes net free cash flow as:[31]

> *... [T]he return on the investment that the investor has completely available to take out of the business or to do with as he wishes with absolutely no impairment of the ongoing ability of the business to continue to produce the expected level of cash flows in the future.*

Valuing Small Businesses & Professional Practices defines net free cash flow to overall invested capital:

Earnings Before Interests and Taxes
— *Taxes on EBIT*
\+ *Noncash charges (e.g., depreciation, amortization, deferred income taxes)*
— *Capital expenditures (the net changes in fixed and other noncurrent assets)*
— *Changes in working capital*
= *Net cash flow to overall invested capital*

Based on SP&H research and analysis, the variety stores industry sales were projected to grow slightly above long term inflation. SP&H computed projected net cash flow after tax utilizing projected net income for Year 1 per Schedule 10. The projected net income is equivalent to net cash flow after tax as the Van Nuys Store's operations require little working capital since merchandise is sold for cash and inventory is financed by suppliers. In addition, projected depreciation expense approximates annual capital expenditures. SP&H utilized the long term inflation growth rate of 3.1% for the projected year 2 to 5 net cash flow after tax. [32]

[31] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. Pages 220.
[32] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Note 2

The Van Nuys Store realizes income more or less evenly throughout the year. As a result, SP&H determined that the Mid Year Convention was an appropriate method of calculating the *Present Value Factors* over the projection period.

Using the Mid Year Convention, the *Present Value Factors* were calculated as follows:

$$\textit{Present Value Factors} = \frac{1}{(1+k)^{t-0.5}}$$

Where:

k	=	Discount Rate (Cost of Capital)
t	=	Year

Based on the application of the Mid Year Convention, the applicable *Present Value Factor* for Year 1 was calculated as follows:

$$\textit{Present Value Factor} = \frac{1}{(1+0.228)^{(5.25/12)}}$$

$$= 0.91$$

Note 3

The terminal value was calculated based on the Gordon Growth Model. [33]

> *Using net cash flow as the economic income measure, the formula for the Gordon Growth Model is as follows:*
>
> $$PV = \frac{NCF_0(1+g)}{k-g}$$
>
> *where:*
>
> | | | |
> |---|---|---|
> | PV | = | *Present Value* |
> | NCF_0 | = | *Net cash flow for period 0, the period immediately preceding the effective valuation date (It is assumed that this has been normalized by whatever adjustments are appropriate, such as eliminating nonrecurring items and so on.)* |
> | g | = | *Projected long-term growth rate (annually compounded, sustainable in perpetuity)* |
> | k | = | *Present value discount rate (cost of capital* |

[33] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. Pages 260-261.

applicable to definition of the economic income variable being capitalized)

The Gordon Growth model version of the capitalized economic income method is often used to derive the terminal value in the discounted economic income method...

The above model assumes that net cash flows are realized at the end of the year. The Van Nuys Store, however, realizes its income more or less evenly throughout the year. A modification for the above Gordon Growth model, assuming that income is realized throughout the year, is presented below: [34]

$$PV = \frac{E_1 (1+k)^{0.5}}{k - g}$$

where:

PV	=	*Present Value*
E_1	=	*Expected economic income in the full period immediately following the effective valuation date*
k	=	*Present value discount rate (i.e. distribution, the cost of capital)*
g	=	*Expected long-term growth rate in E*

In Year 5, the Van Nuys Store was projected to have a Net Profit after Tax of $343,178. Net Profit after Tax for the *Terminal Value* calculation (i.e., E_1 in the equation above) was calculated assuming a stable long term inflation growth rate of 3.1% per year.[35] The following presents our calculation of the *Terminal Value:*

First, we calculated the Net Profit after Tax in the full period immediately following Year 5 (i.e., E_1).

$$E_1 = \$343,178 \times (1 + 0.031) = \$353,816$$

Second, we calculated the Terminal Value based on E_1.

$$Terminal\ Value = \frac{\$353,816 * (1+0.229)^{0.5}}{0.228 - 0.031} = \$1,986,091$$

Note 4

Per management, interest bearing debt associated with the Van Nuys store was estimated to be $300,000 as of the date of value.

[34] Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. p. 261.
[35] Morningstar, Inc.'s Stock, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Schedule 9
Buck-A-Roos
Van Nuys Store
Implied Revenue Multiples
Date of Value: August 21, 2007

	Year 1	Year 2
Fair Market Value of Assets (Schedule 12)	$1,711,055	$1,711,055
Net Sales	$2,709,973	$2,793,983
Implied Revenue Multiple	**0.63**	**0.61**

Note 1: Year 2 Sales grown at the long term inflation rate of 3.1% per year.

000143

Endnotes to Schedule 9
Buck-A-Roos
Van Nuys Store
Date of Value: August 21, 2007

Note 1

SP&H obtained market transactions data for SIC Code 5331: *Variety Stores* from Biz Comps and Pratt's Stats. The summaries of the revenue multiples obtained from these two data bases are as follows:

Pratt's Stats:

Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum
3	0.39	0.43	0.47	0.51	0.57	0.67

Biz Comps:

Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum
5	0.08	0.12	0.67	0.53	0.86	0.94

SP&H also looked at implied revenue multiples for the publicly-traded variety store chains listed in Appendix A.

The summary of these implied revenue multiples is as follows:

Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum
6	0.32	0.43	0.61	0.62	0.79	0.98

Schedule 9 shows implied revenue multiples of 0.63x and 0.61x for the Van Nuys Store at the date of value. These multiples fall within the market ranges discussed above.

Appendix A
Publicly Held Variety Store Companies Comparative Analysis

	Dollar General Corp[1] (reported) (YE Feb 2, 2007)	Family Dollar Stores, Inc.[2] (FDO) (YE Aug 26, 2006)	Dollar Tree Stores, Inc.[3] (DLTR) (YE Feb 3, 2007)	99¢ Only Stores[4] (NDN) (YE Mar 31, 2007)	Big Lots, Inc.[5] (BIG) (YE Jan 28, 2006)	Tuesday Morning Corp[6] (TUES) (YE Dec 31, 2006)	Fred's Inc.[7] (FRED) (YE Jan 28, 2006)	LQ	Median	UQ
Number of Stores	8,260	6,208	3,219	251	1,375	795	677			
Store Locations	0 stores in California, 8,260 in 35 states primarily East of the Rockies.	0 stores in California, 6,208 in 44 states (none on the West Coast).	222 stores in California, 2,997 in the 47 other states throughout the Continental U.S.	177 stores in California, 41 in Texas, 22 in Arizona, 11 in Nevada.	188 in California, 107 in Ohio, 112 in Texas, 104 in Florida, 864 in 43 other states throughout the Continental U.S.	38 stores in California, 757 throughout 46 other states in the Continental U.S.	0 stores in California, 677 in 13 states primarily in the Southeastern U.S.			
Types of Products	Household chemicals, edibles, HBA, home wares, seasonal, and apparel.	Household chemicals, paper, edibles, HBA, home wares, apparel, footwear, and seasonal.	Variety items, basic consumables, and seasonal.	Household chemicals, grocery, HBA, home wares, and seasonal.	Consumables, home, seasonal and toys, and other.	Home furnishings, home wares, gifts, and related items.	General merchandise, basic consumables, HBA, home apparel, and pharmacy.			
Price Range	Under $10.00	Under $10.00	$1.00	$0.99	—	—	$1.00 to $20.00			
Square Footage per Store (avg)	6,900	7,500 to 9,500	10,000 to 12,500	20,000	31,300	9,200	15,267			
Growth in Sales per Selling Square Foot	3.09%	1.47%	-6.14%	-3.03%	6.27%	-9.94%	1.29%			
FY 2002	$139	$139	$261	$307	$124	$196	$152	$139	$157	$196
FY 2003	$144	$144	—	$204	$133	$180	$155	$144	$149	$176
FY 2004	$146	$146	$127	$270	$144	$171	$158	$146	$138	$139
FY 2005	$147	$147	$168	—	$146	$153	$155	$147	$150	$125
FY 2006	$157	$147	$136	$258	$158	$123	$050	$133	$157	$139
Comparable Store Growth[8]	3.3%	3.7%	4.6%	0.3%	4.4%	-7.5%	2.4%			

1. YE Feb 3, 2007 10-K.
2. YE Aug 26, 2006 10-K.
3. Dollar Tree Stores, Inc. 2006 Annual Report.
4. 99¢ Only Stores 2006 Annual Report.
5. Big Lots, Inc. 2006 Annual Report.
6. YE Dec 31, 2006 10-k, Sales per Selling Sq. Foot [illegible] Revenues, Number of Stores, and average Sq. Footage per Store.
7. www.fredsinc.com
8. There were no [illegible] Comparable Store Growth percentages available for 2006.

Appendix B
Publicly Held Variety Store Companies Financial Performance

	2002	2003	2004	2005	2006	2007
Dollar General Corp*	$5,322,895,000	$6,100,404,000	$6,871,992,000	$7,660,927,000	$8,582,237,000	$9,169,822,000
Growth Rate from previous year	–	14.6%	12.6%	11.5%	12.0%	6.8%
Gross Profit Margin[1]	28.30%	28.26%	29.37%	29.54%	28.72%	25.83%
EBIT Margin[2]	7.02%	7.43%	7.39%	7.27%	6.55%	2.71%
Same-Store increase	5.7%	4.0%	3.2%	2.0%	3.3%	–
Family Dollar Stores, Inc.*	$4,162,652,000	$4,750,171,000	$5,281,888,000	$5,824,808,000	$6,394,772,000	–
Growth Rate from previous year	–	14.1%	11.2%	10.2%	9.8%	–
Gross Profit Margin[1]	33.53%	33.78%	33.81%	32.90%	33.13%	–
EBIT Margin[2]	8.21%	8.20%	7.64%	5.82%	4.98%	–
Same-Store increase	–	3.8%	1.9%	2.3%	3.7%	1-3% projected
Dollar Tree Stores, Inc.*	$2,329,200,000	–	$2,799,900,000	$3,126,000,000	$3,393,900,000	$3,969,400,000
Growth Rate from previous year	–	–	–	11.6%	8.6%	17.0%
Gross Profit Margin[1]	36.0%	36.4%	36.2%	35.6%	34.5%	34.2%
EBIT Margin[2]	10.3%	10.9%	10.5%	9.4%	8.2%	7.8%
Same-Store increase	1.0%	–	2.9%	0.5%	-0.8%	4.6%
99¢ Only Stores[3]	$662,983,000	$826,348,000	$929,896,000	$927,396,000	$984,253,000	$1,064,518,000
Growth Rate from previous year	–	24.5%	12.5%	-0.2%	6.1%	8.2%
Gross Profit Margin[1]	40.14%	40.08%	39.05%	37.22%	37.46%	39.16%
EBIT Margin[2]	12.88%	10.30%	4.02%	0.21%	1.19%	0.65%
Same-Store increase	3.6%	4.5%	-1.8%	–	0.3%	2.4%
Big Lots, Inc.*	$3,647,771,000	$3,942,653,000	$4,149,252,000	$4,429,905,000	$4,743,048,000	–
Growth Rate from previous year	–	8.1%	5.2%	6.8%	7.1%	–
Gross Profit Margin[1]	42.17%	41.86%	40.86%	39.09%	39.88%	–
EBIT Margin[2]	4.60%	0.68%	1.67%	2.76%	2.81%	–
Same-Store increase	7.7%	3.4%	0.0%	1.8%	4.6%	–
Tuesday Morning Corporation*	$728,846,000	$822,646,000	$897,841,000	$931,827,000	$911,107,000	–
Growth Rate from previous year	–	12.9%	9.1%	3.8%	-2.2%	–
Gross Profit Margin[1]	36.71%	37.63%	38.00%	38.24%	37.59%	–
EBIT Margin[2]	11.38%	11.61%	11.59%	10.36%	6.20%	–
Same-Store increase	4.3%	3.4%	-1.7%	-4.0%	-7.9%	–
Fred's Inc*	$910,821,000	$1,103,418,000	$1,302,650,000	$1,411,781,000	$1,589,342,000	$1,767,000,000
Growth Rate from previous year	–	21.1%	18.1%	8.4%	12.6%	11.2%
Gross Profit Margin[1]	27.42%	27.64%	28.25%	28.71%	28.30%	28.01%
EBIT Margin[2]	3.49%	3.76%	3.77%	2.79%	2.52%	2.32%
Same-Store increase	10.5%	11.2%	5.7%	2.2%	1.2%	–

* SEC Filings and Annual Company Reports
1 Gross Profit Margins are calculated by dividing Gross Profit by Total Sales.
2 EBIT Margins are calculated by dividing EBIT by Total Sales.
3 99¢ Only Stores SEC filings, for 99¢ Only Stores only (Bargain Wholesale figures excluded). 2005 revenues annualized from 3 months ended March 31, 2005.

APPENDIX C

The discount rate is directly related to an investment's potential risk. Investors apply a risk premium to riskier investments, expecting a higher rate of return for these investments. Investments have different levels of risk; these risk levels are defined by the following characteristics:[36]

Risk-Free	*Building a duplicate plant to make more of a currently made and sold product in response to presently high demand.*
Very Low Risk	*Incorporating a new but well-understood technology into making a product presently made and sold in response to existing demand.*
Low Risk	*Making a product with new features using well-understood technology into a presently served and understood customer segment with evidence of demand for such features.*
Moderate Risk	*Making a new product using well-understood technology to a customer segment presently served by other products made by the corporation and with evidence of demand for such a new product.*
High Risk	*Making a new product using a not well-understood technology and marketing it to an existing segment or a well-understood technology to a new market segment.*
Very High Risk	*Making a new product with new technology to a new segment.*
Extremely High Risk	*Creating a startup company to go into the business of making a product not presently sold or even known to exist using unproven technologies.*

Rates of return associated with the different levels of risk are presented in the following table:[37]

Characterization of Risk	Approximate Rates of Return (Risk-Adjusted Hurdle Rate)
Risk-free	10% - 18%
Very low risk	15% - 20%

[36] Razgaitis, Richard. *Early-Stage Technologies: Valuation and Pricing*. New York: John Wiley & Sons, Inc., 1999. Page 132.
[37] Razgaitis, Richard. *Early-Stage Technologies: Valuation and Pricing*. New York: John Wiley & Sons, Inc., 1999. Page 132.

Low risk	20% - 30%
Moderate risk	25% - 35%
High risk	30% - 40%
Very high risk	35% - 45%
Extremely high risk	50% - 70% or Higher

Investors require a higher rate of return on a start-up company than one on the verge of an initial public offering ("IPO"). A higher discount rate is applicable to companies in its earlier stages of development. The following table illustrates the required rate of return on different stages of development:

Stage of Development	Plummer[38]	Scherlis and Sahlman[39]
Start-up	50% - 70%	50% - 70%
First Stage or "Early Development"	40% - 60%	40% - 60%
Second Stage or "Expansion"	35% - 50%	30% - 50%
Bridge/IPO	25% - 35%	20% - 35%

[38] Plummer, James L., *QED Report on Venture Capital Financial Analysis* (Palo Alto: QED Research, Inc. 1987)
[39] Scherlis, Daniel R. and William A. Sahlman, *A Method for Valuing High-Risk, Long Term, Investments: The Venture Capital Method* (Boston, Harvard Business School Publishing, 1987).

APPRAISERS CERTIFICATION AND CONTINGENT AND LIMITING CONDITIONS

The appraisers whose signatures appear below certify that except as otherwise noted in this appraisal report and to the best of our knowledge and belief:

1. The statements of fact contained in this report are true and correct to the best of SP&H and its staff members' knowledge and belief. No matters affecting the conclusions have been knowingly withheld or omitted.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We, jointly or separately, have no contemplated present or prospective interest in the sale of the property that is the subject of this appraisal or any equity or other ownership interests in Buck-A-Roos and we have no personal interest or bias with respect to the parties involved.

4. Our compensation for this appraisal is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or use of, this report.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

6. Other than SP&H employees and those individuals identified herein, no one provided significant professional assistance to the persons signing this report.

7. No responsibility can be taken by the appraisers for the inability of the owners to sell Buck-A-Roos or any equity interest or other ownership interests at the appraised values.

8. This appraisal and its conclusions are subject to review upon presentation of data that is undisclosed or not available as of the date of this report.

9. No responsibility is assumed for matters legal in nature nor is any opinion rendered as to the title, which is assumed to be good.

10. The ownership information furnished to the appraisers is assumed to be correct.

11. The only liabilities and encumbrances against assets considered are those reflected on the financial statements provided.

12. The fee for this appraisal report does not contemplate appearance in court or before other governmental agencies as an expert witness. However, the appraiser will appear if prior arrangements are made. Expert witness testimony will be compensated for at the appraisers' professional fee rates.

13. Acceptance and/or use of this report constitutes acceptance of the foregoing general assumptions and limiting conditions.

14. Neither all nor any part of this report, particularly as to the conclusion and the identity of SP&H and its staff members, shall be conveyed to the public through advertising, public relations, news, or other media without the prior written consent of SP&H.

15. The date of value is August 21, 2007. The use of a different date of value could substantially impact the opinions herein.

16. The business valued was Buck-A-Roos which was located at 12906 Telegraph Road in Santa Fe Springs, California. The purpose of this valuation is to determine the fair value and fair market value of the Intellectual Property and the fair value and fair market value of a 100% equity interest in the Van Nuys store. The function of this valuation is to provide information to be used by the Bankruptcy Court in the matter of Deja Foods, Inc. and to assist GLA for financial reporting purposes with its intent to transfer the Intellectual Property and the Van Nuys Store into Deja Foods, Inc.

October 1, 2007

Nevin Sanli, ASA President for SANLI PASTORE & HILL, INC. a California Corporation	Thomas Pastore, ASA, CFA, CPA Chief Executive Officer for SANLI PASTORE & HILL, INC. a California Corporation

NEVIN SANLI, ASA

Accredited Senior Appraiser, Business Valuation Discipline

PROFESSIONAL QUALIFICATIONS

BUSINESS BACKGROUND

Mr. Sanli is President and Co-Founder of Sanli Pastore & Hill, Inc. He is responsible for the overall management of the firm, including client engagements, litigation support, expert witness testimony, strategic planning and relationship management. Mr. Sanli, an accredited Senior Appraiser, Business Valuation Discipline, has been a financial consultant for about 20 years specializing in business valuation, litigation consulting, economic and financial research, statistical and investment analysis and mergers and acquisitions.

Mr. Sanli has extensive experience developing cash flow statements and financial projections, conducting industry and market research, analysis of financial statements and valuing businesses. He has published a number of articles pertaining to business valuation issues, and speaks on the topics of business valuation and expert witness testimony at educational forums about 10 to 20 times per year.

DEPOSITION & TRIAL TESTIMONY

Mr. Sanli is a seasoned provider of litigation support and expert witness testimony for economic and financial issues. He has testified as an expert witness in economic and financial matters such as: lost wages, determination of liability, breach of contract, eminent domain, corporate and partnership dissolutions, bankruptcy, anti-trust and unfair trade practices, estate and gift taxes and business valuation. Mr. Sanli has testified over 50 times in trial and over 200 times in deposition.

OFFICER & DIRECTOR POSITIONS

Mr. Sanli has served as an officer and/or on the boards of directors of numerous professional and non-profit organizations. He presently is active in the following associations, which focus on providing education and the promotion of topics relevant to business valuation:

- American Society of Appraisers
- California Redevelopment Association
- The ESOP Association
- Institute for a Better California
- International Right of Way Association

PROFESSIONAL CREDENTIALS & EDUCATION

Bachelor of Arts, Honors Economics, from the University of California at Irvine. Coursework included: advanced studies in finance, econometrics, mathematical and statistical models for business and applied research.

Accredited Senior Appraiser (ASA) of the American Society of Appraisers, Business Valuation Discipline.

Elected to Who's Who in Industry and Finance, Who's Who in the World, Who's Who in America, and Who's Who Worldwide.

Active speaker and trainer for continuing education classes in the fields of business valuation, finance, mergers and acquisitions, and eminent domain. Accredited provider of MCLE courses for attorneys.

PUBLICATIONS

- "But How Much Is a Franchise Worth?, by Nevin Sanli, Franchise Law Journal, Volume 26, Number 2, Fall 2006
- "Data Duty", by Nevin Sanli, Chief Executive Magazine, September 2006
- "Is the Price Right? Fairness Opinions protect directors from lawsuits. They have to be done independently." Nevin Sanli, Directorship Magazine, October 2006
- "How much is Your Vintage Guitar Worth?", by Nevin Sanli , December 2003
- "Remaining Public -- the Best Option in Troubled Markets? ", by Nevin Sanli and Thomas E. Pastore, ACG Network, Vol.15, No.3, October 2003
- "ESOP Fables," by Nevin Sanli, Valorem Principia, Vol. 11, Issue 3, October 2003
- "Choosing the Right Appraisers," by Nevin Sanli, Thomas E. Pastore and Adam Smith, Right of Way Magazine, May/June 2003
- "Appraisers and Accountants – *Vive la Difference,*" by Nevin Sanli, Thomas E. Pastore and Adam Smith, Valorem Principia, Vol. 11, Issue 1, February 2003
- "Another Resounding Victory for Cities, Redevelopment Agencies and Other Condemning Entities, " by Nevin Sanli, Valorem Principia, Vol. 10, Issue 1, July 2002
- Getting What You Pay For The Importance of Financial Due Diligence," by Nevin Sanli, Valorem Principia, Vol. 9, Issue 3, October 2001
- "Valuation.com – A New Paradigm," by Nevin Sanli and Mary Lee-Wlodek, Valorem Principia, February 2000
- "Loss of Goodwill Under California Eminent Domain Law," by Thomas E. Pastore and Nevin Sanli, Valorem Principia, June 1998
- "The Calculation of Lost Goodwill Under California Eminent Domain Law," by Thomas E. Pastore and Nevin Sanli, March 1998
- "Acquisition Valuation of a Service Business: Risk & Rewards of Intangible Assets," Valorem Principia, February 1997
- "Mitigation of Damages in Goodwill Loss Claims," by Nevin Sanli and Jeffrey Z.B. Springer, Esq., Redevelopment Journal, February 1997; Valorem Principia, September 1997 (Part I); February 1998 (Part II)
- "The Process of Property Acquisition for Public Projects" by Nevin Sanli and Thomas Pastore (1995)
- "How Much is Your Business Worth?," Valorem Principia, Volume 3, Issue 1, August 1995
- "Valuing State-Owned Enterprises for Privatization: The Nepal Project," Valorem Principia, Vol. 2, Issue 1, February 1994.

THOMAS E. PASTORE, ASA, MBA, CFA, CPA
Accredited Senior Appraiser, Business Valuation Discipline

PROFESSIONAL QUALIFICATIONS

BUSINESS BACKGROUND

Mr. Pastore is Chief Executive Officer and co-founder of Sanli Pastore & Hill, Inc. He has been involved in financial consulting for more than 20 years, specializing in investment and financial analysis, litigation consulting and public accounting. Extensive experience encompasses valuing numerous businesses in a wide range of industries including retail, services, manufacturing and holding companies. He has served as an expert witness in federal and state courts for business litigation cases in California, Arizona and Nebraska.

PROFESSIONAL CREDENTIALS & EDUCATION

- Accredited Senior Appraiser (ASA), American Society of Appraisers, Business Valuation Discipline
- Chartered Financial Analyst (CFA)
- Member, Association for Investment Management and Research
- Member, Los Angeles Society of Financial Analysts
- Certified Public Accountant (CPA)
- Certified Management Accountant (CMA)
- Member, California Society of Certified Public Accountants
- Member, Institute of Management Accountants
- Past Vice President of Professional Education, West Los Angeles Chapter, Institute of Management Accountants
- Master in Business Administration, University of Michigan. Course work includes economics, finance, marketing and business strategy
- Bachelor in Business Administration with a major in accounting from Bryant College

CONTINUING EDUCATION

Active participation as both an instructor and student in continuing education classes on advanced topics of business valuation, taxation, eminent domain and redevelopment.

DEPOSITION AND TRIAL TESTIMONY

As an expert witness, Mr. Pastore has testified over 50 times in trial and over 200 times in deposition.

SANLI PASTORE & HILL

Los Angeles Sacramento

SPEECHES & SEMINARS

Mr. Pastore is an active participant as both an instructor and a student in continuing education classes on advanced topics of business valuation, taxation, eminent domain and redevelopment.

He has presented speeches to numerous public and private associations, including bar associations and accounting societies. He is an official instructor for the California Redevelopment Association and SP&H's Goodwill Loss Valuation Workshops, Levels I-IV.

PUBLICATIONS

- "Remaining Public – the Best Option in Troubled Markets? ", ACG Network, Vol.15, No.3 – October 2003
- "Choosing the Right Appraiser," Right of Way Magazine, May/June 2003
- "Appraisers and Accountants – *Vive la Difference,*" Valorem Principia, February 2003
- "Business Appraisal Methodology Prevails," Business Valuation Update: Judges & Lawyers, Nov. 1999
- "Calculation of Lost Goodwill Under California Eminent Domain Law," March 1998
- "Business Valuations for IPOs," Valorem Principia, June 1997
- "Revenue Multipliers or the Art of Fabricating Data," Valorem Principia, November 1995
- "Internal Revenue Service Accepts Minority Interest Discounts," Valorem Principia, July 1993
- "Loss of Goodwill Under California Eminent Domain Law," Valorem Principia, January 1993

OFFICER & DIRECTORSHIP POSITIONS

Mr. Pastore has served on the boards of directors of many California organizations. He was past vice president of professional education at the Institute of Management Accountants, West Los Angeles Chapter. He is a member of the President's Council for the Los Angeles County Museum of Art.

Business Valuations
Fairness Opinions
Solvency Opinions
Expert Testimony

SANLI PASTORE & HILL

Los Angeles   Sacramento

PRODUCTS & SERVICES

HEADQUARTERS:
1990 SO. BUNDY DRIVE, SUITE 800
LOS ANGELES, CA 90025
310/571-3400

SACRAMENTO:
701 UNIVERSITY AVENUE, SUITE 108
SACRAMENTO, CA 95825
916/614-0530
www.sphvalue.com

SANLI PASTORE & HILL

*The Measure of Value*SM

BUSINESS VALUATIONS

SP&H has extensive valuation experience. We provide professional valuations in the United States and abroad. These appraisals are performed in compliance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice (USPAP) and in conformity with the American Society of Appraisers (ASA) guidelines as well as all applicable U.S. and international laws and financial standards.

SP&H provides valuations of the following classes of assets:

- Corporate and securities valuations
- Total enterprise value
- Intangibles: intellectual property, goodwill, patent rights & royalty income, leasehold interests

Business valuation assignments performed by SP&H include:

- Valuations and expert witness testimony for business litigation
- Fair market value reports for estate and gift tax planning
- Fair value corporate and partnership dissolution appraisals required under state law, e.g. Sections 1800 and 2000 of the California Code of Civil Procedure
- Employee Stock Ownership Plan (ESOP) valuations
- Valuations of amortizable intangible assets under Internal Revenue Service Section 1.167
- Valuations and feasibility studies required by creditors and/or equity investors
- Valuations for reorganization plans and bankruptcy proceedings
- Opinions of financial and operational viability of financially distressed companies
- Valuation of government-owned enterprises for the purpose of privatization
- Valuation and operational advisory services in connection with privatization assignments
- Valuations for fairness and solvency opinions

Clients include federal, state, county and city governments; management and shareholders of public and private corporations; foreign governments; investor groups; financial institutions; law firms; and accounting firms.

MERGERS & ACQUISITIONS

SP&H provides business valuation advisory services to buyers and sellers of businesses. SP&H does not act as an investment bank or a broker. SP&H fees for merger and acquisition advisory services are not based on the value of the transaction or contingent upon its success. SP&H is an independent business valuation firm.

Selling side advisory products and services include:

- Fairness and solvency opinions
- The preliminary valuation report
- The comprehensive written valuation report
- The Business Presentation Report ("BPR")

- Pre-Initial Public Offerings (IPO's) feasibility studies
- Valuation research and consulting for IPO's
- Value consulting and management
- Comparable company studies
- Strategic services and negotiation assistance

Buying side advisory products and services include:

- Fairness and solvency opinions
- Conducting acquisition searches
- Valuing selected target businesses for purchase
- Assistance in negotiations
- Strategic advisory and negotiation services
- Projections and analyses for synergistic alliances
- Investment risk & return analysis

Additional M&A advisory products and services:

- Due diligence studies
- Industry, market, and competition research
- Analysis of strategic partnerships
- Venture capital studies
- Valuation for private placements
- Employee Stock Ownership Plans (ESOP)

COMPENSABLE GOODWILL LOSS

One of SP&H's specialties is the valuation of the loss of business goodwill under Section 1263.510 of the California Code of Civil Procedure. With comprehensive experience in valuing businesses for eminent domain purposes, SP&H is thoroughly familiar with requirements under Section 1263.510 as well as court cases and legal precedent influencing appraisal methodologies.

SP&H's goodwill loss valuation products include:

- Precondemnation studies
- Drive-By or Window appraisals, (Preliminary Budgetary Estimates)
- Preliminary total goodwill and goodwill loss studies
- Total goodwill valuation reports
- Comprehensive goodwill loss valuation reports
- Inverse condemnation and partial taking studies
- Expert witness testimony
- Seminars and presentations

Clients consist of city redevelopment agencies, state and county governments, law firms and business owners.

LITIGATION CONSULTING

SP&H provides a wide and diverse range of business litigation consulting services. The firm's state-of-the-art computer and software

technology results in expedient and efficient analysis and summarization of large quantities of information. In addition, SP&H's customized color graphics simplify the presentation of complicated financial data.

Litigation consulting services include:

- Strategic Litigation Advice
- Lost business value damage analyses
- Lost profits damage analyses
- Economic research and analysis
- Forensic accounting and economics
- Statistics and econometrics
- Expert witness testimony

Clients include attorneys working for either plaintiffs or defendants. SP&H is often retained simultaneously with other expert witnesses such as forensic accountants, engineers and market research analysts.

BUSINESS ADVISORY SERVICES

The professional staff of SP&H is qualified and has the experience to assist domestic and international companies in the following areas:

- Strategic planning
- Development and review of business projections for financing
- Financial analysis
- Market and industry research
- International market and risk studies
- Cross border strategic alliances
- Joint venture/investment partner evaluations
- Privatization of government-owned enterprises
- Training seminars
- Value enhancement strategies and planning